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[LOGO OF COOPERS & LYBRAND APPEARS HERE]

                                                                  EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


The Board of Directors
 Northeast Federal Corp.:

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 33-53490) of Northeast Federal Corp. of our report dated June 14, 1993, on our audit of the financial statements of the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. as of December 31, 1992 and for each of the two years in the period ended December 31, 1992, which report is included in this Annual Report of Form 11-K.

                                                  /s/ Coopers & Lybrand

Hartford, Connecticut
June 8, 1994